Exhibit 99.1

Cerecor Inc. Reports Second Quarter 2017 Financial Results

Cash position improved by sale of CERC-501

BALTIMORE — (Marketwired) — August 14, 2017 — Cerecor Inc. (NASDAQ: CERC), a biopharmaceutical company developing innovative drug candidates for patients with neurologic and neuropsychiatric disorders, today announced its financial results for the second quarter of 2017.

“In the second quarter, we completed a $5 million private offering with Armistice Capital and added Steven Boyd and Peter Greenleaf to our Board of Directors. More recently, we further bolstered our cash position by selling all rights for CERC-501 to Janssen Pharmaceuticals, Inc. (“Janssen”) for $25 million plus the potential for a future regulatory milestone payment,” said Dr. Uli Hacksell, President and Chief Executive Officer of Cerecor. “We are excited about now being positioned financially to move forward with preparing CERC-611 for clinical trials concurrent with re-focusing our clinical development candidate CERC-301 into orphan neurologic indications.”

2017 Recent Highlights

•                  Sold CERC-501 to Janssen for an initial payment of $25 million, of which $3.75 million was deposited into a 12-month escrow to secure future indemnification obligations to Janssen, and a potential future $20 million regulatory milestone payment.

•                  Completed a $5 million private placement with Armistice Capital.

•                  Company plans to evaluate current portfolio for potential new indications, focusing on orphan neurologic diseases, and to continue business development.

Second Quarter 2017 Financial Results

Cerecor reported a net loss of $1.8 million, or $0.14 per share for the second quarter of 2017, compared to a net loss of $3.5 million, or $0.41 per share, for the second quarter of 2016.

Grant revenue was $0.2 million for the second quarter of 2017, which reflects the revenue earned from our research and development grant awarded by the National Institute on Alcohol Abuse and Alcoholism at the National Institutes of Health. This grant provided us with additional resources to continue the development of CERC-501 for the treatment of alcohol use disorder. The Company had grant revenue for the second quarter of 2016 of $0.7 million which related to our research and development grant awarded in 2016 from the National Institute of Drug Abuse for development of CERC-501 in smoking cessation.

Research and development expenses decreased to $0.5 million for the second quarter of 2017, compared to $2.5 million for the second quarter of 2016. This decrease was driven primarily by the completion of our Phase 2 clinical trials for CERC-301 and CERC-501 in late 2016.

General and administrative expenses decreased to $1.4 million for the second quarter of 2017, compared to $1.6 million for the second quarter of 2016. This decrease was driven primarily by a reduction in overall operations due to the Company’s limited cash position through this quarter ended 2017.

As of June 30, 2017, cash and cash equivalents were $5.5 million and current liabilities were $1.7 million. In August 2017, the Company sold its world-wide rights of CERC-501 to Janssen in exchange for an initial payment of $25 million, of which $3.75 million was deposited into a 12-month escrow to secure future indemnification obligations to Janssen, and a potential future $20 million regulatory milestone payment.

Under the terms of the agreement, Janssen will assume the ongoing clinical trials and be responsible for any new development or commercialization of CERC-501.

Based on our current research and development plans, we expect that our existing cash and cash equivalents, together with the initial proceeds from the Janssen sale, will enable us to fund our operating expenditure requirements through at least 2018.

About Cerecor

Cerecor is a biopharmaceutical company that is developing innovative drug candidates to make a difference in the lives of patients with neurologic and psychiatric disorders. Cerecor’s lead drug candidate is CERC-301, which Cerecor currently intends to explore as a novel treatment for orphan neurological indications.  Cerecor is also developing two pre-clinical stage compounds, CERC-611 and CERC-406.  Cerecor’s portfolio of product candidates is summarized below:

CERC-301 belongs to a class of compounds known as antagonists of the N-methyl-D-aspartate  (“NMDA”) receptor, a receptor subtype of the glutamate neurotransmitter system that is responsible for controlling neurological adaptation.  Cerecor has conducted two Phase 2 studies with this drug candidate as a potential adjunctive treatment for major depressive disorders, or MDD, in which CERC-301 was well tolerated, but these trials did not show significant efficacy in MDD.  Given its selective mechanism of action and tolerability profile, Cerecor believes

CERC-301 may be well suited to address unmet medical needs in other neurological indications.  Cerecor is now embarking on a pre-clinical and clinical program to explore the use of CERC-301 in orphan neurological conditions.

CERC-611 is a potent and selective transmembrane AMPA receptor regulatory proteins -γ8-dependent α-amino-3-hydroxy-5-methyl-4-isoxazolepropionic acid (“AMPA”) receptor antagonist, which Cerecor plans to develop as an adjunctive therapy for the treatment of partial-onset seizures with or without secondarily generalized seizures in patients with epilepsy.

CERC-406 is a brain penetrant catechol-O-methyltransferase inhibitor with potential pro-cognitive activity. Cerecor believes CERC-406 may have the potential to be developed for the treatment of residual cognitive impairment symptoms.

The Company plans both to evaluate its current portfolio for potential new indications, focusing on orphan neurologic diseases, and to identify potential new product candidates that could be in-licensed.

Forward-Looking Statements

This press release may include forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond Cerecor’s control), which could cause actual results to differ from the forward-looking statements. Such statements may include, without limitation, statements with respect to Cerecor’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “continue,” “seeks,” “aims,” “predicts,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions (including their use in the negative), or by discussions of future matters such as the receipt of the escrowed initial gross proceeds amount or the potential future regulatory milestone payment from Janssen, the development of product candidates or products, potential attributes and benefits of product candidates, the expansion of Cerecor’s drug portfolio, Cerecor’s ability to identify new indications for its current portfolio and new product candidates that could be in-licensed and other statements that are not historical. These statements are based upon the current beliefs and expectations of Cerecor’s management but are subject to significant risks and uncertainties, including those detailed in Cerecor’s filings with the Securities and Exchange Commission. Actual results may differ from those set forth in the forward-looking statements. Except as required by applicable law, Cerecor expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Cerecor’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

For more information about the Company and its products, please visit www.cerecor.com or contact Mariam E. Morris, Chief Financial Officer, at (410) 522-8707.

Cerecor Inc.

Condensed Statements of Operations (Unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Grant revenue	$158	$650	$542	$650
Operating expenses:
Research and development	494	2,502	1,447	4,795
General and administrative	1,439	1,636	2,769	4,285
Loss from operations	(1,775)	(3,488)	(3,674)	(8,430)
Other income (expense):
Change in fair value of warrant liability and unit purchase option liability	2	91	(2)	44
Interest income (expense), net	(26)	(127)	(83)	(278)
Total other income (expense)	(24)	(36)	(85)	(234)
Net loss	$(1,799)	$(3,524)	$(3,759)	$(8,664)
Net loss per share of common stock, basic and diluted	$(0.14)	$(0.41)	$(0.32)	$(1.00)
Weighted-average shares of common stock outstanding, basic and diluted	13,265,877	8,650,143	11,697,535	8,650,143

(a)         The condensed statements of operations for the three and six months ended June 30, 2017 and 2016 have been derived from the reviewed financial statements but do not include all the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.

Cerecor Inc.

Condensed Balance Sheets

(in thousands)

	June 30, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$5,461	$5,128
Grants receivable	75	133
Prepaid expenses and other current assets	403	391
Restricted cash, current portion	13	11
Total current assets	5,952	5,663
Property and equipment, net	33	43
Restricted cash, net of current portion	63	63
Total assets	$6,048	$5,769
Liabilities and stockholders’ equity
Current liabilities	$1,662	$4,312
License obligations	1,250	1,250
Liabilities	2,912	5,562
Stockholders’ equity	3,136	207
Total liabilities and stockholders’ equity	$6,048	$5,769

(a)         The condensed balance sheets as of June 30, 2017 and December 31, 2016 have been derived from the reviewed and audited financial statements, respectively.  They do not include all the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.